Exhibit 16.1

Malone & Bailey, PC
2925 Briarpark
Houston, Texas 77042
www.malone-bailey.com

January 14, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	ROK Entertainment Group Inc. (formerly Cyberfund, Inc.)

Gentlemen:

We have read Item 4.01 of Form 8-K dated January 8, 2008 of ROK Entertainment Group Inc. (formerly Cyberfund, Inc.) and are in agreement with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Malone & Bailey, PC

Malone & Bailey, PC